Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

September 25, 2017

Switch, Inc.

7135 S. Decatur Boulevard

Las Vegas, NV 89118

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

As special Nevada counsel to Switch, Inc., a Nevada corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-1, Registration No. 333-220405 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 35,937,500 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.001, which includes up to 31,250,000 shares to be sold by the Company, and up to 4,687,500 shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters. The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”), a form of which was filed as Exhibit 3.1 to the Registration Statement, which will be in effect upon the closing of the offering contemplated by the Registration Statement;

B.	The Company’s Amended and Restated Bylaws (the “Bylaws”), a form of which was filed as Exhibit 3.2 to the Registration Statement, which will be in effect upon the closing of the offering contemplated by the Registration Statement;

C.	The Registration Statement;

D.	Action by Unanimous Consent in Writing in Lieu of a Special Meeting of the Board of Directors of the Company (the “Board”), dated as of September 7, 2017, relating to the approval of the filing of the Registration Statement and the transactions in connection therewith;

E.	Action by Unanimous Consent in Writing in Lieu of a Special Meeting of the Board, dated as of September 22, 2017, relating to the approval of various actions in connection with the Company’s initial public offering; and

F.	Written Consent of the Sole Stockholder of the Company, dated as of September 22, 2017, relating to the adoption of the Restated Articles and the Bylaws.

Subject to the assumptions that (x) the documents and signatures examined by us are genuine and authentic and (y) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through F above, it is our opinion that the Shares have been duly authorized by all necessary corporate action, and will be validly issued, fully paid, and nonassessable, when (i) the Registration Statement as then amended shall have been declared effective by the Commission, (ii) the Underwriting Agreement described in the Registration Statement shall have been duly executed and delivered, (iii) the Restated Articles shall have been filed with the Secretary of State of the State of Nevada and shall have become effective in accordance with the terms thereof, (iv) the Bylaws shall have been duly adopted by the Board, and (v) the Shares shall have been duly executed, authenticated, delivered, paid for, and sold by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement and resolution to be adopted by the Pricing Committee of the Board.

We render this opinion with respect to, and express no opinion herein concerning the application or effect of the law of any jurisdiction other than, the existing laws of the United States of America, and Title 7 of the Nevada Revised Statutes, the Nevada Constitution, and reported judicial decisions relating thereto.

We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act for this same offering, inclusion of this Opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this Opinion with any other appropriate governmental agency.

Sincerely,

/s/ Greenberg Traurig, LLP